Exhibit 24

POWER OF ATTORNEY

The undersigned, who is a director of Neoprobe Corporation, a Delaware corporation (the Company), does hereby constitute and appoint David C. Bupp and Brent L. Larson to be his agents and attorneys in-fact, with the power to act fully hereunder without the other and with full power of substitution, to act in the name and on behalf of the undersigned:

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To sign and file with the Securities and Exchange Commission any Post-effective Amendment to the Registration Statement of the Company on Form S-1 (Registration No. 110858) (the “Registration Statement”), for registration under the Securities Act of 1933, as amended, of up to 21,817,257 shares of the Company’s common stock, $.001 par value, by persons who have purchased shares of the Company’s common stock or who may purchase shares of the Company’s common stock through the conversion of debt or the exercise of warrants; and

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To do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises in connection with the filing of the Post-effective Amendment to the Registration Statement as fully as the undersigned could or might do in person, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

Each agent named above is hereby empowered to determine in his discretion the times when, the purposes for, and the names in which, any power conferred upon him herein shall be exercised and the terms and conditions of any instrument, certificate or document which may be executed by him pursuant to this instrument.

This Power of Attorney shall not be affected by the disability of the undersigned or the lapse of time.

The validity, terms and enforcement of this Power of Attorney shall be governed by those laws of the State of Ohio that apply to instruments negotiated, executed, delivered and performed solely within the State of Ohio.

IN WITNESS WHEREOF,  the undersigned has executed this Power of Attorney this 28th day of April, 2009.

/s/ Gordon A. Troup Gordon A. Troup